Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CENTRUE NAMES KADOLPH

CHIEF FINANCIAL OFFICER

OTTAWA, IL, January 31, 2012 – Kurt R. Stevenson, President & CEO of Centrue Financial Corporation (OTCQB: TRUE.PK) and its wholly owned subsidiary Centrue Bank, recently announced the appointment of Daniel R. Kadolph as the Executive Vice President/Chief Financial Officer for the Company and the Bank. In his role, Mr. Kadolph will be the primary contact to manage relationships with lending institutions, shareholders and the financial community and will manage the daily operations of the finance division.

“With significant experience in larger bank settings, Dan understands the complex nature of the financial services arena and has worked closely with all types of stakeholders throughout his career,” remarked Mr. Stevenson. “His financial and business acumen, combined with his strong interpersonal skills, made Dan a very obvious choice for this role. I am very comfortable that Dan will be able to bring fresh, new ideas to the table and further elevate this area of the organization, particularly as we continue to navigate through these choppy economic waters.”

Kadolph spent 25 years with Midwest Banc Holdings and was its Executive Vice President and, Chief Administrative when he departed in 2008. He served as Chief Financial Officer from 2000 to 2008. Since that time, Mr. Kadolph has worked on several temporary and consulting projects, serving as Interim CFO for both Citizens First National Bank and First Choice Bank. Kadolph was also the President of Arbor Consulting Corporation and Managing Member of Artisan Advisors, LLC.

“Centrue has assembled a very strong senior team and I am proud to be part of this company during such a transformational time for the organization,” commented Kadolph on the announcement. “While there is much work to be done, both management and the board share a common vision and passion for improving financial performance. I am looking forward to working with the team at Centrue to identify and pursue strategic opportunities to strengthen our financial position.”

Kadolph holds a BA and MBA from Rosary College and is a Registered Certified Public Accountant.

He will be housed out of Centrue Bank’s Ottawa Operations facility. Kadolph had been serving on a consulting basis as the Interim Chief Financial Officer for Centrue since October 2011.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Kurt R. Stevenson
President & CEO
Centrue Financial Corporation
kurt.stevenson@centrue.com